Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Other Service Providers” in the Prospectuses of the Boston Partners Investment Funds (Institutional Class and Investor Class) of The RBB Fund, Inc. dated January 26, 2015, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of the Boston Partners Investment Funds dated January 26, 2015, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 178 to File No. 33-20827) of The RBB Fund, Inc. of our report dated October 29, 2014 with respect to the financial statements and financial highlights of the Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners Long/Short Research Fund, Boston Partners All-Cap Value Fund, WPG Partners Small/Micro Cap Value Fund, Boston Partners Global Equity Fund and Boston Partners Global Long/Short Fund, included in the 2014 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 22, 2015